UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 1, 2005

Commission File number 000-30654

APROPOS TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Illinois	36-3644751
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Tower Lane, 28th Floor
Oakbrook Terrace, Illinois 60181

(Address of principal executive offices, including zip code)

(630) 472-9600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On February 1, 2005, the Registrant issued a press release announcing its financial results for the fiscal quarter ended December 31, 2004.  In conjunction with that press release, the Registrant conducted a conference call on February 1, 2005 to discuss those results with investors and financial analysts.   A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference in its entirety.  A copy of the transcript of the conference call is attached hereto as Exhibit 99.2 and is incorporate herein by reference in its entirety.

The exhibits incorporated herein by reference contain certain non-GAAP financial measures.  These non-GAAP measures are provided to enhance the investors’ overall understanding of the Company’s current financial performance. Specifically, we believe the non-GAAP financial measures provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results. We believe these financial measures are useful to investors in understanding certain non-GAAP information used by management in its financial and operational decision-making.   These measures should be considered in addition to results prepared in accordance with GAAP, and are not a substitute for, or superior to, GAAP results.  The non-GAAP measures included in the attached press release have been reconciled to the nearest GAAP measure.

The information in this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section.  The information in this Form 8-K may only be incorporated by reference in another filing under the Securities Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(c)                                  Exhibits

Exhibit No.	Description

99.1	Press Release dated February 1, 2005.

99.2	Transcript of conference call held on February 1, 2005

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, on February 3, 2005.

Apropos Technology, Inc.

/s/ FRANCIS J. LEONARD
Francis J. Leonard
Chief Financial Officer and Vice President
(Principal Financial Officer and Authorized Officer)

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated February 1, 2005.

99.2	Transcript of conference call held on February 1, 2005